EXHIBIT 10.38

                                    AGREEMENT

     THIS AGREEMENT is entered into as of the 31st day of December, 1999, by and between E.R. "Bo" Campbell. ("Executive"), and Hibernia National Bank a national banking association ("Hibernia").

                             W I T N E S S E T H:

     WHEREAS, Hibernia and Executive desire to continue their relationship as employer and employee which began in 1994 under terms that differ from those previously in effect;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Hibernia agrees to employ Executive and Executive agrees to remain in the employ of Hibernia, upon the terms and subject to the conditions provided herein.

     2. POSITION AND TITLE. During the period of his employment hereunder, Executive shall report directly to the Chief Executive Officer and shall hold such title as may be mutually agreed by the parties, and shall perform services when and as directed by Hibernia or its parent company, Hibernia Corporation (the "Company"), as more fully described in Section 3 hereof.

     3. DUTIES. Executive's duties shall include business development and such duties as may be delegated to him by the Chief Executive Officer or the Board of Directors. During the period of his employment hereunder, Executive shall devote such business time, attention, skill and efforts to the faithful performance of his duties hereunder as may be mutually agreed by Executive and the Chief Executive Officer. During the term of his employment under this Agreement, Executive may not serve, or continue to serve, on the board of directors or hold any other office or position with any other financial institution.

     4. COMPENSATION.

        (a) Salary. Hibernia will pay Executive $___________.00 per year to compensate Executive for the duties and responsibilities performed for Hibernia described in Section 3 above. During the term of his employment, Executive's salary will be paid currently in equal installments twice monthly, on the 15th and the last business day of each month, or at such other times as Hibernia may regularly pay its Executives.

        (b) Bonus. Executive will not be entitled to a bonus.

        (c) Benefits. Executive during the term of his employment shall also be entitled to receive such benefits as Hibernia may provide for its Executives pursuant to any policy of Hibernia authorized by its Board of Directors.

     5. TERM. The term of this Agreement shall be three years; provided, however, that the term of this Agreement shall be automatically extended for an additional year upon each anniversary of the date of this Agreement, unless this Agreement is otherwise terminated by notice given by Hibernia or Executive on or before any anniversary of the date of this Agreement.

     6. TERMINATION.
       (a)  Death  or   Disability.

           (i) Employment shall terminate upon Executive's death.

          (ii) If Executive becomes, in the good faith judgment of Hibernia's Board of Directors, physically or mentally disabled so as to be eligible to receive benefits pursuant to the disability insurance policy provided to Executive pursuant to this Agreement, Hibernia may, at its option, terminate employment upon not fewer than 15 days' written notice.

               If employment is terminated pursuant to this Subsection 6(a), Executive or his heirs, estate, executor and administrator shall be entitled to receive, and Hibernia shall pay to Executive or his heirs, estate, executor or administrator unpaid salary through the Termination Date, and any benefits to which Executive or his estate may then be entitled under benefits insurance plans or their equivalent provided by Hibernia pursuant to Section 4 hereof.

       (b) Termination for Cause. This Agreement may be immediately terminated by Hibernia if:

           (i) Executive knowingly and intentionally commits, or is otherwise officially charged with, a felony or a crime involving moral turpitude or any other criminal activity or unethical conduct that, in the good faith opinion of the Board of Directors of Hibernia, would seriously impair Executive's ability to perform his duties hereunder or would impair the business reputation of Hibernia, either in the market for which Executive is responsible or otherwise,

          (ii) in the good faith opinion of the Board of Directors of Hibernia or the Company, Executive fails to substantially perform the duties assigned to him hereunder if such failure has continued for a period of 30 days after notice of such failure and a demand for performance has been given by the Company, or

         (iii) in the good faith opinion of the Board of Directors of Hibernia or the Company, Executive has violated any statute, rule, or regulation under the federal securities or banking laws or the securities or banking laws of any state which impairs the business of Hibernia.

       (c) Termination of Agreement Without Cause. Hibernia may terminate this Agreement without cause at any time after the Effective Date by paying to Executive the full amount of unpaid salary to which he would have been entitled through the Termination Date in a lump sum and any benefits to which Executive or his estate may then be entitled under benefits insurance plans or their equivalent provided by Hibernia pursuant to Section 4 hereof.

     7. PREVIOUS AGREEMENT(S). Executive and Hibernia agree that this Agreement supersedes any and all employment agreements or ther agreements relating to benefits to be paid upon a change of control or a termination of employment between the Bank, its parents, subsidiaries, or their predecessors and/or assigns and Executive, and that any and all such prior agreements are hereby terminated and of no further force and effect.


     8. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9. INTEGRATED AGREEMENT. This Agreement, and all other documents and instruments delivered in accordanc ewith the terms hereof, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

    10. AMENDMENTS. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

    11. CHOICE OF LAW. The validity of the Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made to be performed wholly within such State.

    12. ASSIGNMENT. The rights and obligations of Hibernia pursuant to this Agreement shall be binding upon and inure to the benefit of Hibernia's successors and assigns. This Agreement may not be assigned or transferred by Executive.

    13. SEVERABILITY. Each provision of the Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into the Agreement without such provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         EXECUTIVE

         ____________________________________


        HIBERNIA NATIONAL BANK


By:     ____________________________________

        Stephen A. Hansel
        President and Chief Executive Officer